Exhibit 99.1

GENERAL MILLS GREEN GIANT BUSINESS

Abbreviated Financial Statements

May 31, 2015 and May 25, 2014

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

General Mills, Inc.:

Report on the Financial Statements

We have audited the accompanying abbreviated financial statements of General Mills Green Giant Business, which comprise the statements of net assets to be sold as of May 31, 2015 and May 25, 2014, and the related statements of revenue and direct operating expenses for the fiscal years ended May 31, 2015, May 25, 2014 and May 26, 2013, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above and described in Note 1 present fairly, in all material respects, the net assets to be sold of General Mills Green Giant Business as of May 31, 2015 and May 25, 2014, and the revenue and direct operating expenses for the fiscal years ended May 31, 2015, May 25, 2014, and May 26, 2013, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As described in Note 1, the abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the assets and liabilities or revenues and expenses of General Mills Green Giant Business. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Minneapolis, Minnesota

December 30, 2015

GENERAL MILLS GREEN GIANT BUSINESS

Statements of Net Assets to be Sold

May 31, 2015 and May 25, 2014

(in thousands)

	2015	2014
Assets:
Inventory	$165,178	$177,130
Land, Buildings, and Equipment, net	29,611	33,008
Brand Intangible Asset	124,200	384,200
Total assets	318,989	594,338

Net assets to be sold	$318,989	$594,338

See accompanying notes to abbreviated financial statements

GENERAL MILLS GREEN GIANT BUSINESS

Statements of Revenue and Direct Operating Expenses

Years ended May 31, 2015, May 25, 2014 and May 26, 2013

(in thousands)

	2015	2014	2013
Revenue	$590,892	643,736	699,105
Cost of goods sold	448,324	473,870	528,366
Gross Margin	142,568	169,866	170,739

Advertising and consumer promotion expenses	24,598	30,629	34,803
Selling, administrative, and other expenses	41,897	47,445	50,654
Impairment charge	260,000	—	—
Revenue in excess of (less than) direct operating expenses	$(183,927)	91,792	85,282

See accompanying notes to abbreviated financial statements

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements

May 31, 2015 and May 25, 2014

(in thousands)

(1)                     Description of Business

General Mills, Inc. (GMI) entered into an Asset Purchase Agreement (the Agreement) with B&G Foods North America Inc. (the Buyer), which provides for the sale of certain assets of GMI, pertaining to the General Mills Green Giant Business (the Green Giant Business). The sale closed on November 2, 2015. The Green Giant Business included in the statements of revenue and direct operating expenses consists of the Green Giant and LeSueur branded frozen and shelf stable products, which includes 336 Stock Keeping Units (SKUs) across GMI’s U.S. Retail, International, and Convenience Stores and Foodservice segments. The majority of the operations are part of the Meals unit, which is part of the U.S. Retail segment and Canada unit, which is part of the International segment. Products of the Green Giant Business are primarily distributed in the United States and Canada and are primarily sold through grocery stores, and mass retailers. The accompanying statements present the net assets to be sold as of May 31, 2015 and May 25, 2014 and revenue, cost of goods sold, advertising and consumer promotions expenses, selling, administrative, and other expenses, and impairment charge for the fiscal years ended May 31, 2015, May 25, 2014, and May 26, 2013 for the Green Giant Business.

Production for the Green Giant Business is primarily performed at GMI’s Irapuato, Mexico and Belvidere, Illinois facilities as well as at four co-packers. GMI owns an asset at one of the co-packing facilities.  This asset will be included in the sale and is included in the statements of net assets to be sold.

The accompanying statements of net assets to be sold and the statements of revenue and direct operating expenses of the Green Giant Business were prepared for the purpose of assisting the Buyer in complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Green Giant Business’ assets, liabilities, equity, revenues, expenses, and cash flows.

(2)                     Summary of Significant Accounting Policies and Practices

a)             Basis of Presentation

The statements of revenues and direct operating expenses of the Green Giant Business was derived from GMI’s historical accounting records, which are maintained in accordance with accounting principles generally accepted in the United States (“US GAAP”).  The statements of revenues and direct operating expenses are not intended to be a complete presentation of the result of operations as if the Green Giant Business had operated as a stand-alone entity during the period presented and are not necessarily indicative of the results of operations that would have been achieved if the Green Giant Business had operated as a separate, stand-alone entity as of or for the periods presented nor are they necessarily indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below.  Certain centrally provided services, corporate functions, and other areas which are shared by the Green Giant Business are not tracked or monitored in a manner that would enable the development of full financial statements required by Rule 3-05 of Regulation S-X.  Such centrally-incurred costs include, but are not limited to general overhead costs, such as costs related to corporate human resources, accounting, legal, and other administrative services; interest income or expense; and income taxes.  As such, only costs directly related to the revenue-generating activities of the Green Giant Business are included in this abbreviated financial statement. The statements of revenue and direct operating expenses includes allocations of certain costs directly related to revenue-generating activities as discussed in note 2(f), 2(g) and 2(h). GMI’s management believes that the allocations are reasonable.

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements

May 31, 2015 and May 25, 2014

(in thousands)

The Green Giant Business’ fiscal year ends on the last Sunday in May. Fiscal year 2015 consisted of 53 weeks.  Fiscal years 2014 and 2013 each consisted of 52 weeks.

The accompanying statements have been prepared on the accrual basis of accounting.

The statements of net assets to be sold include only the assets of GMI’s Green Giant Business to be acquired by the Buyer pursuant to the Agreement. Certain assets and liabilities of the Green Giant Business will not be sold per the terms of the Agreement and, therefore, are not included in the statements of net assets to be sold including, but not limited to, accounts receivable, accounts payable, coupon payables and trade payables. No liabilities, contingent or otherwise, were assumed by the Buyer.

Under GMI’s centralized cash management system, cash requirements of the Green Giant Business are provided directly by GMI, and cash generated by the Green Giant Business is remitted directly to GMI. Transaction systems (e.g. payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized GMI organizations. GMI also provides centralized sales, order management, billing, credit, and collection functions to the Green Giant Business. These functions are operated on a regional basis and are customer focused rather than business or product focused. Transaction systems (e.g. billing, accounts receivable, and cash application) used to account for cash receipts are also provided by centralized GMI organizations outside the defined scope of the Green Giant Business. These systems are not designed to track the detail of operating, financing, or investing cash flows necessary to separately disclose these activities related to the Green Giant Business.  Therefore, it is impractical to present a statement of cash flows, including cash flows from operating, investing and financing activities.

b)             Foreign Currency Translation

The activities of the Irapuato manufacturing operation and the Green Giant Business in the Canada unit are accounted for in the respective local currency.  The assets in these operations are translated to U.S. dollars at the period-end exchange rates.  Revenue and direct operating expense accounts are translated to U.S. dollars using the average exchange rates prevailing during the period.

c)              Inventories

Inventories include raw material, semi-finished, and finished product. Raw materials consist of all ingredients and packaging of the Green Giant Business and are maintained at co-pack facilities and GMI’s manufacturing facilities and distribution centers. Finished product inventories are maintained at co-pack facilities and GMI’s manufacturing facilities and distribution centers.

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

d)             Land, Buildings, and Equipment, Net

Land is recorded at historical cost.  Buildings are recorded at historical cost and depreciated over 30-40 years.  Equipment represents certain manufacturing equipment used in the manufacturing process. Equipment is recorded at historical cost. Alterations and major overhauls, which extend the lives or increase the capacity of the assets, are capitalized as part of the asset. Depreciation is computed on a straight-line method over the estimated useful lives, primarily 10 years.

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements

May 31, 2015 and May 25, 2014

(in thousands)

Included in land, building and equipment are certain manufacturing assets located at GMI’s Belvidere manufacturing location; the land, building and manufacturing assets at GMI’s manufacturing facility location in Irapuato related to the vegetable operation; the land and building located at the LeSueur Agricultural Research Center; and certain manufacturing assets located at a co-pack facility.

e)              Brand Intangible Asset

The Green Giant brand intangible asset is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The estimate of the fair value of the brand is based on a discounted cash flow model using inputs which included projected revenues, assumed royalty rates, and a discount rate.

GMI determined that the Green Giant brand intangible asset was an indefinite-lived intangible asset. Reaching a determination on useful life requires significant judgments and assumptions regarding the future effects of obsolescence, demand, competition, other economic factors (such as the stability of the industry, known technological advances, legislative action that results in an uncertain or changing regulatory environment, and expected changes in distribution channels), the level of required maintenance expenditures, and the expected lives of other related groups of assets.

f)                Revenue Recognition

Revenue from the sale of products is recognized when the shipment is accepted by the customer. Sales include shipping and handling charges billed to the customer and are reported net of consumer coupon, trade promotion, and other costs, including estimated returns. Revenue also includes royalty income from third-party licensing agreements related specifically to the Green Giant brand. Royalty income was $1.3 million, $1.1 million, and $0.9 million for the fiscal years ended May 31, 2015, May 25, 2014, and May 26, 2013, respectively. Sales, value-added, and other excise taxes are not recognized in revenue; rather, they are included in selling, administrative, and other expenses. Coupons are expensed when distributed, based on estimated redemption rates. Trade promotions are expensed based on estimated participation and performance levels for offered programs.  Trade expense incurred for Corporate Events is charged to the Meals and Canada units based on the prior fiscal year share of total operating segment delivery volume.  An allocation of Meals and Canada units’ corporate expenses is then made to the Green Giant Business based on its percentage share of the total variable merchandising expense of the respective unit.

A single customer accounted for 26%, 27%, and 27% of revenue during fiscal years 2015, 2014, and 2013, respectively. In addition, the top five customers accounted for 51%, 51%, and 51%, respectively.

g)             Cost of Goods Sold

Cost of goods sold includes direct variable and fixed costs of materials, labor, overhead, distribution, and costs for supporting operations functions, facilities, and services shared by the Green Giant Business with other GMI businesses. Costs for supporting operations include headquarters-related costs, which include logistics and sourcing costs and incentive costs.  In addition, these costs include other plant-level cost center expenses related to overhead and administrative costs associated with finance, human resources and information systems that are directly related to the Green Giant Business. Costs for supporting operations are allocated in proportion to the Green Giant Business

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements

May 31, 2015 and May 25, 2014

(in thousands)

delivery volume as compared with total volumes for GMI and the Meals unit. Cost for supporting operations were $28.9 million, $32.6 million, and $32.9 million for fiscal years ended May 31, 2015, May 25, 2014, and May 26, 2013, respectively.

h)             Advertising and Consumer Promotions (A&CP)

A&CP expenses represent advertising and consumer promotions. The production costs of advertising are expensed the first time that the advertising takes place. A&CP include cross-business consumer promotions and events, which are allocated to the Green Giant Business as described below.

The results of the Green Giant Business include allocated A&CP costs of $6.4 million, $6.8 million, and $8.7 million for the fiscal years ended May 31, 2015, May 25, 2014, and May 26, 2013, respectively. Certain other activities only support the Green Giant Business and are charged 100% to the Green Giant Business.

Coupon-related costs associated with coupon processing are allocated to the Meals and Canada units based on prior year coupon redemption in proportion to total operating segment redemption.  Amounts are then allocated to the Green Giant Business based on its coupon redemption in proportion to the total redemption of the respective unit.

Other advertising and consumer promotions costs associated with consumer services, media, marketing services, and similar expenses are also allocated to the Green Giant Business. These costs are allocated to the Meals and Canada units based on revenue in proportion to total operating segment consolidated revenue.  Amounts are then allocated to the Green Giant Business based on its volume in proportion to the total volume of the respective unit.

i)                Selling, Administrative, and Other

Selling, administrative and other expenses include costs related to selling and brokerage, marketing, research and development, trade administration, and non-corporate level administration that is associated with the revenue-generating activities of the Green Giant Business. Selling, administrative, and other expenses represent allocated costs of $41.9 million, $47.4 million, and $50.7 million, for the fiscal years ended May 31, 2015, May 25, 2014 and May 26, 2013, respectively. Amounts are generally allocated to the Meals and Canada units based on their revenue in proportion to the total respective operating segment revenue. These costs are then allocated to the Green Giant Business based on its revenue in proportion to the total revenue of the respective unit. Certain selling costs are allocated to the Meals and Canada units based on their costs in proportion to total respective operating segment costs, volume of participating products, and the number of new SKUs launched. These amounts are then allocated to the Green Giant Business based on its revenue in proportion to the total revenue of the respective unit.

All expenditures for research and development (R&D) are charged against earnings in the year incurred. R&D includes expenditures for new product and manufacturing process innovation, and are comprised primarily of internal salaries, wages, consulting, and other supplies attributable to time spent on R&D activities. Costs include depreciation and maintenance of research facilities, including assets at facilities that are engaged in pilot plant activities.

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements

May 31, 2015 and May 25, 2014

(in thousands)

j)                Use of Estimates

The preparation of the abbreviated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Also, as discussed in notes 1 and 2, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Green Giant Business had been operated as a separate entity, or the future results of the Green Giant Business.

(3)                     Inventories

The components of inventories are as follows:

	May 31, 2015	May 25, 2014

Raw materials	$3,990	$3,525
Finished goods	161,188	173,605
Inventories	$165,178	$177,130

(4)                     Land, Buildings and Equipment, Net

Land, Buildings and Equipment consist of the following:

	May 31, 2015	May 25, 2014

Land, Buildings and Equipment, Net	$81,569	$83,301
Less accumulated depreciation	(51,958)	(50,293)
Land, Buildings and Equipment, Net	$29,611	$33,008

Depreciation expense at Belvidere and Irapuato assigned to the Green Giant Business for the fiscal years ended May 31, 2015, May 25, 2014, and May 26, 2013 was $8.8 million, $9.2 million, and $9.7 million, respectively, and is included in cost of goods sold in the statements of revenue and direct operating expenses. These amounts include direct depreciation expense related to the assets to be sold for the years ended May 31, 2015, May 25, 2014, and May 26 2013 of $3.5 million, $3.7 million, and $3.9 million, respectively.

GENERAL MILLS GREEN GIANT BUSINESS

Notes to Abbreviated Financial Statements

May 31, 2015 and May 25, 2014

(in thousands)

(5)                     Brand Intangible asset

The Green Giant brand intangible asset consists of the following:

Carrying Amount

Balance as of May 26, 2013	$384,200
Balance as of May 25, 2014	384,200
Impairment charge	(260,000)
Balance as of May 31, 2015	$124,200

During fiscal 2015, GMI made a strategic decision to redirect certain resources supporting the Green Giant Business in its U.S. Retail segment to other businesses within the segment. Therefore, future sales and profitability projections in GMI’s long-range plan for this business were projected to decline. As a result of this triggering event, GMI performed an interim impairment assessment of the Green Giant brand intangible asset as of May 31, 2015, and determined that the fair value of the brand asset no longer exceeded the carrying value of the asset. Significant assumptions used in that assessment included updated cash flow projections for the Green Giant Business, an updated royalty rate, a weighted-average cost of capital, and a tax rate. A $260 million impairment charge was recorded in the statements of revenue and direct operating expenses in impairment charge during fiscal 2015 related to this asset.

(6)                     Subsequent Events

Subsequent events have been evaluated through December 30, 2015, the date these abbreviated financial statements were issued.